THE SOURCE
FCI
FINANCIAL COUNSELORS INC.
Founded 1966

442 West 47th Street, Kansas City, MO 64112
Phone: 816-329-1500
Toll Free: 800-615-2536
FAX: 816-329-1505

November 10, 2008

Letter Agreement

To: Unified Series Trust
2960 N. Meridian St., Suite 300
Indianapolis, IN 46208

Dear Sirs:

You have engaged us to act as the sole investment adviser to the FCI Equity Fund pursuant to a Management Agreement approved by the Board of Trustees on June 13, 2005 (the "Agreement").

Effective February 1, 2009, we hereby agree to waive our advisory fee and/or reimburse expenses of the Fund, but only to the extent necessary to maintain the Fund's net annual operating expenses (excluding brokerage fees and commissions; borrowing costs, such as (a) interest and (b) dividend expenses on securities sold short; taxes; 12b-1 fees, any indirect expenses, such as expenses incurred by other investment companies in which the Fund may invest; and extraordinary litigation expenses) at 1.00% of the Fund's average daily net assets. This Agreement shall continue in place until such date as the Fund is liquidated, or January 31, 2010, whichever shall be the first to occur.

Any waiver or reimbursement by us is subject to repayment by the Fund in the three fiscal years following the fiscal year in which the particular waiver or reimbursement occurred; provided that the Fund is able to make the repayment without exceeding the 1.00% expense limitation.

Very truly yours,

Financial Counselors, Inc.

By: ______________________
Robert T. Hunter, President & CEO

Acceptance

The foregoing Agreement is hereby accepted.

Unified Series Trust

By: ______________________
John C. Swhear, Senior Vice President

THE SOURCE
FCI
FINANCIAL COUNSELORS INC.
Founded 1966

442 West 47th Street, Kansas City, MO 64112
Phone: 816-329-1500
Toll Free: 800-615-2536
FAX: 816-329-1505

November 10, 2008

Letter Agreement

To: Unified Series Trust
2960 N. Meridian St., Suite 300
Indianapolis, IN 46208

Dear Sirs:

You have engaged us to act as the sole investment adviser to the FCI Bond Fund pursuant to a Management Agreement approved by the Board of Trustees on June 13, 2005 (the "Agreement").

Effective February 1, 2009, we hereby agree to waive our advisory fee and/or reimburse expenses of the Fund, but only to the extent necessary to maintain the Fund's net annual operating expenses (excluding brokerage fees and commissions; borrowing costs, such as (a) interest and (b) dividend expenses on securities sold short; taxes; 12b-1 fees, any indirect expenses, such as expenses incurred by other investment companies in which the Fund may invest; and extraordinary litigation expenses) at 0.80% of the Fund's average daily net assets. This Agreement shall continue in place until such date as the Fund is liquidated, or January 31, 2010, whichever shall be the first to occur.

Any waiver or reimbursement by us is subject to repayment by the Fund in the three fiscal years following the fiscal year in which the particular waiver or reimbursement occurred; provided that the Fund is able to make the repayment without exceeding the 0.80% expense limitation.

Very truly yours,

Financial Counselors, Inc.

By: ______________________
Robert T. Hunter, President & CEO

Acceptance

The foregoing Agreement is hereby accepted.

Unified Series Trust

By: ______________________
John C. Swhear, Senior Vice President

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